                                                                 EXHIBIT 10.25

                    [Letterhead of ULTRADATA Corporation]

October 17, 1996

Mr. Robert J. Majteles
2529 Irving Ave. South
MINNEAPOLIS, MN 55404
---------------------

Dear Robert,

On behalf of ULTRADATA Corporation, I am pleased to extend this offer of employment for the position of President/Chief Operating Officer. This position reports to the CEO/Chairman of the Board, as his only direct report. You will be appointed as a member of the Board of Directors, but shall receive no additional director-related compensation. This letter is to formally document the terms of your employment contract with ULTRADATA Corporation. If you accept this offer you will begin employment as of October 17, 1996.

You will receive an initial base salary of $250,000 per annum, paid semi-monthly at a rate of $10,416.67. Your base salary will be reviewed January 1, 1998. Additionally, you will be eligible for cash bonus compensation up to 30% of base salary, according to the bonus plan approved by the compensation committee.
This bonus plan will be established to commence at the start of the 1997 calendar year. No bonus shall be paid for 1996.

Upon board approval, you will receive Non-Qualified stock options representing the right to purchase 600,000 shares of ULTRADATA Corporation common stock under ULTRADATA's 1994 Equity Incentive Plan or outside of the Plan as ULTRADATA deems appropriate. The options will be priced at Fair Market Value on the later of date of hire or board approval. The number of option shares will be equal to $150,000 divided by the fair market value per share on the date of grant.

ULTRADATA Corporation agrees to pay $93,000 for relocation related expenses. Should you leave ULTRADATA prior to 3 years from date of hire, you will be asked to repay the amount according to the signed agreement.

Please refer to the attached "General Terms and Conditions of Employment" for additional information.

You will be eligible for health insurance and other ULTRADATA Corporation-provided benefits in accordance with the terms of these benefit plans. You will also be eligible for vacation and sick pay consistent with our policies for employees in your job classification. You may receive such other benefits that ULTRADATA Corporation may make available.

Your employment with ULTRADATA Corporation will be subject to proof of your legal right to work in the United States, and to completing the Immigration and Naturalization Service Employment Eligibility Verification Form I-9.

I am very pleased to extend this offer of employment to you, and am sure that your association with ULTRADATA Corporation will be successful and rewarding for us all. Please indicate your acceptance of this offer by signing this letter and the enclosed Confidentiality Agreement and returning them to me. Copies of this letter and the Confidentiality Agreement is enclosed for your records.

This offer is good for 7 days, after which it will become null and void.

Sincerely,
ULTRADATA CORPORATION            Read, Understood and Agreed:
---------------------

                                 _________________________________
                                 Robert J. Majteles
Nigel P. Gallop
---------------                  _________________________________
CEO/Chairman of the Board        Date

                   GENERAL TERMS AND CONDITIONS OF EMPLOYMENT
                   ------------------------------------------

     These General Terms and Conditions of Employment are applicable to, and are incorporated by reference into, that certain letter agreement between Ultradata Corporation, a Delaware Corporation (the "Company") and Robert Majteles
                                          -------
("Employee") dated October 17, 1996.
----------

     In consideration of the promises and the terms and conditions set forth in the letter agreement and these General Terms and Conditions of Employment (this "Agreement"), the parties agree as follows:
 ---------

     1.   DUTIES.  Employee will have the duties specified in the letter
          ------
agreement. Employee will comply with and be bound by Company's operating policies, procedures, and practices from time to time in effect during Employee's employment. Employee will perform his duties under this Agreement at the offices of Company, provided, that Employee may be required to do extensive
                        --------
traveling in connection with the performance of his duties hereunder. Employee hereby represents and warrants that he is free to enter into and fully perform this Agreement and the agreements referred to herein without breach of any agreement or contract to which he is a party or by which he is bound.

     2.   EXCLUSIVE SERVICE.  Employee will devote his full time and efforts
          -----------------
exclusively to this employment and apply all his skill and experience to the performance of his duties and advancing the Company's interests in accordance with Employee's experience and skills. In addition, Employee will not engage in any consulting activity except with the prior written approval of Company, or at the direction of Company, and Employee will otherwise do nothing inconsistent with the performance of his duties hereunder.

     3.   EXPENSES.  The Company will reimburse Employee for all reasonable and
          --------
necessary expenses incurred by Employee in connection with the Company's business, provided that such expenses are deductible to the Company, are in accordance with the Company's applicable policy and are properly documented and accounted for in accordance with the requirements of the Internal Revenue Service.

     4.   PROPRIETARY RIGHTS.  Employee hereby agrees to execute the Company's
          ------------------
standard Employee Invention Assignment and Confidentiality Agreement with the Company. The provisions of such agreement will survive any termination or expiration of this Agreement.

     5.   TERM AND TERMINATION.
          --------------------

          5.1  TERM.  This Agreement will remain in effect until the close of
               ----
business on October 17, 2000, unless terminated earlier as provided herein.

          5.2  EVENTS OF TERMINATION.  Employee's employment with the Company
               ---------------------
and this Agreement shall terminate upon any one of the following:

               (a) the Company's determination made in good faith that it is terminating Employee for "cause" as defined under Section 5.2 below ("Termination for Cause"); or
-----------------------

               (b) the effective date of a written notice sent to Employee stating that the Company is terminating his employment, without cause, which notice can be given by the Company at any time after the Effective Date at the Company's sole discretion, for any reason or for no reason ("Termination Without
                                                             -------------------
Cause");
-----

               (c) the effective date of a written notice sent to the Company from Employee stating that Employee is electing to terminate his employment with the Company but not for Constructive Termination Event ("Voluntary
                                                         ---------
Termination"); or
-----------

               (d) the effective date of a written notice sent to the Company from Employee stating that Employee is terminating his employment with the Company as a result of a Constructive Termination Event.

          5.3  "CAUSE" DEFINED.  For purposes of this Agreement, "cause" for
               ---------------
Employee's termination will exist at any time after the happening of one or more of the following events:

               (a) a failure or a refusal to comply in any material respect with the reasonable policies, standards or regulations of the Company;

               (b) a failure or a refusal in any material respect, faithfully or diligently, to perform his duties determined by the Company in accordance with this Agreement or the customary duties of Employee's employment (whether due to ill health, disability or otherwise);

               (c) unprofessional, unethical or fraudulent conduct or conduct that materially discredits the Company or is materially detrimental to the reputation, character or standing of the Company;

               (d) dishonest conduct or a deliberate attempt to do an injury to the Company;

               (e) Employee's material breach of a term of this Agreement or the Employee Invention Assignment and Confidentiality Agreement, including, without limitation, Employee's theft of the Company's proprietary information;

               (f) an unlawful or criminal act which would reflect badly on the Company in the Company's reasonable judgment; or

               (g)  Employee's death.

          5.4  CONSTRUCTIVE TERMINATION DEFINED.  For purposes of this
               --------------------------------
Agreement, a "Constructive Termination Event" will be deemed to have occurred at
              ------------------------------
the Company's close of business on the fourteenth (14th) day after, and including, the first day, that any of the following actions is taken by the Company and such action is not reversed in full by the Company within such fourteen-day period unless prior to the expiration of such fourteen-day period Employee have otherwise agreed to the specific relevant event in writing: (i) Employee's duties and/or authority within the Company are materially decreased or increased from those in effect immediately prior to such Constructive Termination Event, in a way that is adverse to Employee, as such materiality and adverse nature is determined by customary practice within the software industry within the State of California and/or (ii) Employee's title is changed to a title that, under customary practice within the software industry within the State of California, would be considered to be a lower-level title than Employee's prior title.

     6.   EFFECT OF TERMINATION.
          ---------------------

          6.1  TERMINATION FOR CAUSE OR VOLUNTARY TERMINATION.  In the event of
               ----------------------------------------------
any termination of this Agreement pursuant to Sections 5.2(a) or 5.2(c), the Company shall pay Employee the compensation and benefits otherwise payable to Employee under Section 5 through the date of termination. Employee's rights under the Company's benefit plans of general application shall be determined under the provisions of those plans.

          6.2  TERMINATION WITHOUT CAUSE.  In the event of any termination of
               -------------------------
this Agreement pursuant to Section 5.2(b) or 5.2(d),

               (a) the Company shall pay Employee the compensation and benefits otherwise payable to Employee under the letter agreement through the date of termination,

               (b) the Company shall pay Employee an amount equal to 100% of Employee's then-current base salary plus 30% of such base salary (which represents the full amount of the bonus to which Employee would be entitled upon satisfaction of all conditions precedent to such bonus in such year).

               (c) Employee's rights under the Company's benefit plans of general application shall be determined under the provisions of those plans.

     7.   ACCELERATION OF OPTIONS.
          -----------------------

          7.1  CORPORATE TRANSACTION.  Immediately prior to the closing of a
               ---------------------
Corporate Transaction, the exerciseability of each option granted to you to purchase shares of the Company's Common Stock that is outstanding immediately prior to the closing of such Corporate Transaction, will be automatically accelerated so that each such option will, immediately prior to the closing date for the Corporate Transaction, become fully exerciseable with respect to the total number of shares issuable upon exercise thereof and may be exercised prior to the closing of such Corporate Transaction for all or any portion of such shares. For purposes of this Section 7, a "Corporate Transaction" is defined as
(i) a merger or acquisition in which the Company is not the surviving entity (except for a merger of the Company into a wholly-owned subsidiary, and except for a transaction the purpose of which is to change the State in which the Company is incorporated), (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company or (iii) any other corporate reorganization or business combination, and in which the beneficial ownership of 50% or more of the Company's outstanding voting stock is transferred.

          7.2  PAYMENT.  In the event of a Corporate Transaction, in addition to
               -------
the acceleration of options as set forth in Section 7.1, the Company shall pay Employee an amount equal to 290% of Employee's then-current "base amount" as calculated under Internal Revenue Code ("IRC") Section 280G (i.e., annual
                                         ---
compensation including then-current salary and bonus actually received in the applicable tax year(s)), less applicable withholding taxes, payable within thirty (30) days following the date of the closing of such Corporate Transaction.

     8.   MISCELLANEOUS.
          -------------

          8.1  ARBITRATION.  Employee and the Company shall submit to mandatory
               -----------
binding arbitration in any controversy or claim arising out of, or relating to, this Agreement or any breach hereof, provided, however, that the Company retains its right to, and shall not be
--------  -------
prohibited, limited or in any other way restricted from, seeking or obtaining equitable relief from a court having jurisdiction over the parties. Such arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association in effect at that time, and judgment upon the determination or award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

          8.2  SEVERABILITY.  If any provision of this Agreement shall be found
               ------------
by any arbitrator or court of competent jurisdiction to be invalid or unenforceable, then the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable and to the extent that to do so would not deprive one of the parties of the substantial benefit of its bargain. Such provision shall, to the extent allowable by law and the preceding sentence, be modified by such arbitrator or court so that it becomes enforceable and, as modified, shall be enforced as any other provision hereof, all the other provisions continuing in full force and effect.

          8.3  REMEDIES.  The Company and Employee acknowledge that the service
               --------
to be provided by Employee is of a special, unique, unusual, extraordinary and intellectual character, which gives it peculiar value the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Accordingly, Employee hereby consents and agrees that for any breach or violation by Employee of any of the provisions of this Agreement including, without limitation, Section 3), a restraining order and/or injunction may be issued against Employee, in addition to any other rights and remedies the Company may have, at law or equity, including without limitation the recovery of money damages.

          8.4  NO WAIVER.  The failure by either party at any time to require
               ---------
performance or compliance by the other of any of its obligations or agreements shall in no way affect the right to require such performance or compliance at any time thereafter. The waiver by either party of a breach of any provision hereof shall not be taken or held to be a waiver of any preceding or succeeding breach of such provision or as a waiver of the provision itself. No waiver of any kind shall be effective or binding, unless it is in writing and is signed by the party against whom such waiver is sought to be enforced.

          8.5  ASSIGNMENT.  This Agreement and all rights hereunder are personal
               ----------
to Employee and may not be transferred or assigned by Employee at any time. The Company may assign its rights, together with its obligations hereunder, to any parent, subsidiary, affiliate or successor, or in connection with any sale, transfer or other disposition of all or substantially all of its business and assets, provided, however, that any such assignee assumes the Company's
        --------  -------
obligations hereunder.

          8.6  WITHHOLDING.  All sums payable to Employee hereunder shall be
               -----------
reduced by all federal, state, local and other withholding and similar taxes and payments required by applicable law.

          8.7  ENTIRE AGREEMENT.  This Agreement constitutes the entire and
               ----------------
only agreement between the parties relating to employment of Employee with the Company, and this Agreement supersedes and cancels any and all previous contracts, arrangements or understandings with respect thereto.

          8.8  AMENDMENT.  This Agreement may be amended, modified, superseded,
               ---------
cancelled, renewed or extended only by an agreement in writing executed by both parties hereto.

          8.9  NOTICES.  All notices and other communications required or
               -------
permitted under this Agreement shall be in writing and hand delivered, sent by telecopier, sent by certified first class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications shall be effective upon receipt if hand delivered or sent by telecopier, five (5) days after mailing if sent by mail, and one (l) day after dispatch if sent by express courier, to the addresses set forth in the letter agreement, or such other addresses as any party shall notify the other parties.

          8.10  BINDING NATURE.  This Agreement shall be binding upon, and inure
                --------------
to the benefit of, the successors and personal representatives of the respective parties hereto.

          8.11  HEADINGS.  The headings contained in this Agreement are for
                --------
reference purposes only and shall in no way affect the meaning or interpretation of this Agreement. In this Agreement, the singular includes the plural, the plural included the singular, the masculine gender includes both male and female referents, and the word "or" is used in the inclusive sense.

          8.12  COUNTERPARTS.  This Agreement may be executed in two or more
                ------------
counterparts, each of which shall be deemed to be an original but all of which, taken together, constitute one and the same agreement.

          8.13  GOVERNING LAW.  This Agreement and the rights and obligations of
                -------------
the parties hereto shall be construed in accordance with the laws of the State of California, without giving effect to the principles of conflict of laws.